OMB APPROVAL

OMB Number: 3235-0060
Expires: January 31, 2008
Estimated average burden
hours per response: 38.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 17, 2006
TEKTRONIX, INC.
(Exact name of registrant as specified in its charter)

OREGON	001-04837	93-0343990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14200 SW Karl Braun Drive
Beaverton, Oregon	97077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 627-7111
No Change
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On January 17, 2006, the Organization and Compensation Committee of the Board of Directors made restricted stock and non-statutory stock option awards to executive officers of the Company as follows:

	Number of Restricted
Name	Shares Awarded	Number of Options Awarded
Richard H. Wills	20,000	90,000
Colin L. Slade	7,000	32,000
Richard D. McBee	7,000	30,000
Craig L. Overhage	7,000	30,000
James F. Dalton	5,000	24,000
Susan Kirby	5,000	20,000
John T. Major	5,000	20,000
The shares were awarded pursuant to the Company’s 2005 Stock Incentive Plan. Except for Mr. Wills, the restricted stock vests 100% on January 18, 2009, and in all cases, vesting is conditioned upon continued employment. The restricted stock for Mr. Wills vests 2,500 shares on January 18, 2008 and 2009, and the balance on January 18, 2010. The form of Restricted Stock Agreement relating to the awards is filed under Item 9.01 of this Form 8-K. Stock options vest over four years, also conditioned upon continued employment. The Form of Non-Statutory Stock Option agreement is filed under Item 9.01 of this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Form of Restricted Stock Agreement for Executive Officer.

10.2	Form of Non-Statutory Stock Option Agreement for Executive Officer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 23, 2006

TEKTRONIX, INC.
By:	/s/ JAMES F. DALTON
James F. Dalton
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Agreement for Executive Officer.

10.2	Form of Non-Statutory Stock Option Agreement for Executive Officer.